UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

WESTERN GAS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive office) (Zip Code)

(832) 636-6000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2013, Western Gas Partners, LP (the “Partnership”) completed its previously announced acquisition (the “Acquisition”) of a 33.75% interest in two gathering systems that serve production from the Marcellus shale in north-central Pennsylvania, pursuant to the terms and conditions of a Contribution Agreement (the “Contribution Agreement”), dated February 27, 2013, among Anadarko Marcellus Midstream, L.L.C. (the “Contributing Party”), and the Partnership, Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership” and together with Western Gas Operating and the Partnership, the “Recipient Parties”), and for certain limited purposes, Anadarko Petroleum Corporation (“Anadarko”) and Anadarko E&P Onshore LLC (“Anadarko E&P”). All of the parties are subsidiaries or affiliates of Anadarko. The consideration paid by the Partnership for the Acquisition consisted of $465.5 million in cash and 449,129 common units of the Partnership (the “Common Units”). The Partnership funded the cash consideration through approximately (i) $250 million in borrowings under its revolving credit facility (including refinancings thereof, the “Revolving Loans”) and (ii) $215.5 million of cash on hand.

Pursuant to the Contribution Agreement, Anadarko agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Party’s representations, warranties, covenants or agreements, and for certain other matters. The Partnership agreed to indemnify Anadarko, the Contributing Party and their respective affiliates (other than the Partnership Indemnified Parties), security holders, officers, directors and employees against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements. The above summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as an exhibit hereto as Exhibit 2.1.

In connection with the Acquisition, Western Gas Holdings, LLC, the general partner of the Partnership (the “General Partner”), and Anadarko E&P entered into an indemnification agreement (the “AEP Indemnification”) whereby Anadarko E&P will indemnify the General Partner for any recourse liability it may have for the Revolving Loans. The General Partner and Western Gas Resources, Inc. (“WGRI”) also amended and restated the indemnity agreement between them (the “WGRI Indemnification”) to reduce the amount for which WGRI would indemnify the General Partner by an amount equal to any amounts payable to the General Partner under the AEP Indemnification. The above summaries of the AEP Indemnification and the WGRI Indemnification are qualified in their entirety by reference to the AEP Indemnification and WGRI Indemnification, copies of which are filed as exhibits hereto as Exhibits 10.1 and 10.2, respectively.

Relationships

The terms of the Acquisition were unanimously approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee. The special committee, a committee comprised of three independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership was fair, from a financial point of view, to the Partnership.

After giving effect to the issuance of the Common Units to the Contributing Party in connection with the Acquisition, Anadarko indirectly owns, through the Contributing Party and Western Gas Equity Partners, LP: (i) the General Partner, which holds (x) all of the outstanding general partner units of the Partnership, representing a 2.0% general partner interest in the Partnership, and (y) all of the incentive distribution rights in the Partnership, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase, and (ii) 49,745,334 common units, representing an aggregate 46.6% limited partner interest in the Partnership, based on the number of common units outstanding as of March 1, 2013.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 2.01 above with respect to the borrowings under the revolving credit facility is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As part of the consideration for the Acquisition described in Item 2.01, the Partnership issued the Common Units on March 1, 2013 to the Contributing Party. In connection with the issuance of the Common Units, the Partnership issued 9,166 general partner units on March 1, 2013 to the General Partner for consideration of $500,000. The General Partner purchased the general partner units in order to maintain its 2.0% general partner interest in the Partnership pursuant to the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”). The Common Units and the general partner units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2013 and in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into Amendment No. 10 to its Partnership Agreement (the “Amendment”), to be effective March 1, 2013. The Amendment permitted the Partnership to make a special, one-time cash distribution to the Contributing Party (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the cash consideration.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On February 27, 2013, the Partnership made an announcement regarding the Acquisition. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The registrant will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The registrant will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits

2.1#	Contribution Agreement, dated as of February 27, 2013, by and among Anadarko Marcellus Midstream, L.L.C., Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP, Anadarko Petroleum Corporation and Anadarko E&P Onshore LLC.

3.1	Amendment No. 10 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated March 1, 2013.

10.1	Indemnification Agreement, dated March 1, 2013, between Western Gas Holdings, LLC and Anadarko E&P Onshore LLC.

10.2	Third Amended and Restated Indemnification Agreement, dated March 1, 2013, between Western Gas Holdings, LLC and Western Gas Resources, Inc.

99.1	Press Release of Western Gas Partners, LP issued February 27, 2013 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Western Gas Partners, LP on February 27, 2013, File No. 001-34046) .

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

By:	Western Gas Holdings, LLC,
its general partner

Dated: March 5, 2013	By:	/s/ Philip H. Peacock
Philip H. Peacock
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1#	Contribution Agreement, dated as of February 27, 2013, by and among Anadarko Marcellus Midstream, L.L.C., Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP, Anadarko Petroleum Corporation and Anadarko E&P Onshore LLC.

3.1	Amendment No. 10 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated March 1, 2013.

10.1	Indemnification Agreement, dated March 1, 2013, between Western Gas Holdings, LLC and Anadarko E&P Onshore LLC.

10.2	Third Amended and Restated Indemnification Agreement, dated March 1, 2013, between Western Gas Holdings, LLC and Western Gas Resources, Inc.

99.1	Press Release of Western Gas Partners, LP issued February 27, 2013 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Western Gas Partners, LP on February 27, 2013, File No. 001-34046).

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.